Exhibit 99.2

EVmo Announces Closing of $13.7 Million Underwritten Public Offering

LOS ANGELES, Jan. 6, 2022 (GLOBE NEWSWIRE) — EVmo, Inc. (OTC: YAYO) (the “Company’), a leading provider of vehicles to the rideshare and delivery gig economy industry, today announced the closing of its previously announced underwritten public offering of 27,400,000 shares of common stock (the “Common Stock”) at a public offering price of $0.50 per share, for aggregate gross proceeds of approximately $13.7 million, prior to deducting underwriting discounts, commissions, and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 4,110,000 shares of Common Stock at the public offering price per share, less the underwriting discounts and commissions, to cover over-allotments, if any.

EF Hutton, division of Benchmark Investments, LLC, acted as sole book-running manager for the offering.

A registration statement on Form S-1, as amended (File No. 333-257992), was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on December 23, 2021. A final prospectus relating to the offering was filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering may be obtained from EF Hutton, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EVmo, Inc.

EVmo, Inc. bridges the gap between rideshare and “last mile” delivery drivers in need of suitable vehicles and the companies in the rideshare, delivery and logistics businesses that depend on attracting and keeping drivers. EVmo, Inc. is a leading provider of rental vehicles to drivers and delivery companies in this ever-expanding gig economy. The Company uniquely supports drivers in both the higher and lower economic categories with innovative policies and programs.

The Company provides an online rideshare vehicle booking platform to service the ridesharing and delivery gig economy which includes both our owned and maintained passenger and cargo delivery fleet and third-party fleets. We also provide fleet management services with our industry leading technology platform to fleet providers. EVmo provides cargo storage vans to the last-mile delivery and logistics industry.

The Company provides SEC filings, investor events, press and earnings releases about our financial performance on the investor relations section of our website (www.evmo.com).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “ intend,” “plan,” “believe,” “potential, “ “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

Investor Relations Contact

Dave Gentry

RedChip Companies Inc.

1-800-RED-CHIP (733-2447)

Or 407-491-4498

Dave@redchip.com

Company Contact

Email: investors@evmo.com